NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Third Quarter of 2012

-	Operating Income, as Adjusted, and Related Margin Increase to $21.8 Million and 40 Percent from $12.8 Million and 31 Percent in Third Quarter of 2011

-	Net Income Increases to $11.6 Million or $1.43 per Diluted Share

-	Total Sales at Record $3.9 Billion, Driven by 36 Percent Increase in Long-Term Open-End Mutual Fund Sales

-	Open-End Fund Net Flows Increase by 58 Percent to $1.6 Billion, Representing a 30 Percent Annualized Organic Growth Rate

Hartford, CT, October 31, 2012 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported that its results for the third quarter of 2012 included record levels of sales, pre-tax earnings, and operating margin, as adjusted.

Operating income, as adjusted, was $21.8 million for the quarter ended September 30, 2012, an increase of 70 percent from $12.8 million in the third quarter of 2011 and 14 percent from $19.2 million in the second quarter of this year. Operating margin, as adjusted, was 40 percent, compared with 31 percent and 38 percent for the respective prior quarters.

Operating income of $17.8 million and net income of $11.6 million for the third quarter increased from the prior year period, which included $10.8 million of costs related to a successful closed-end fund launch. Net income per diluted common share increased to $1.43 from a net loss of $0.56 in the third quarter of 2011 and from net income of $1.04 in the second quarter of this year.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items. These measures are further described and reconciled to GAAP measures at the end of the release.

Assets under management were $41.8 billion at September 30, 2012, an increase of 26 percent from September 30, 2011 and 8 percent from June 30, 2012. Long-term assets under management, which exclude cash management products, were $40.0 billion at the end of the third quarter, an increase of 34 percent from September 30, 2011 and 8 percent from June 30, 2012.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	Change	6/30/2012	Change	9/30/2012	9/30/2011	Change
Ending Assets Under Management (in billions)	$41.8	$33.1	26%	$38.8	8%	$41.8	$33.1	26%
Average Assets Under Management (in billions)	$40.1	$34.3	17%	$38.2	5%	$38.2	$32.6	17%

Gross Sales (in millions)	$3,906.7	$3,339.4	17%	$3,174.9	23%	$10,596.7	$8,594.6	23%
Net Flows (in millions)	$1,774.4	$1,613.8	10%	$1,392.9	27%	$5,044.0	$4,417.9	14%

Revenue	$71,951	$55,457	30%	$66,818	8%	$201,167	$148,480	35%
Revenue, as adjusted (1)	$54,061	$41,857	29%	$51,022	6%	$152,494	$112,456	36%

Operating expenses	$54,184	$57,650	(6)%	$52,565	3%	$161,194	$142,771	13%
Operating expenses, as adjusted (1)	$32,253	$29,066	11%	$31,859	1%	$95,536	$82,352	16%

Operating income (loss)	$17,767	$(2,193)	N/M	$14,253	25%	$39,973	$5,709	N/M
Operating income, as adjusted (1)	$21,808	$12,791	70%	$19,163	14%	$56,958	$30,104	89%

Net income (loss)	$11,642	$(2,778)	N/M	$8,367	39%	$25,459	$4,755	N/M
Net income (loss) attributable to common stockholders	$11,642	$(3,483)	N/M	$8,367	39%	$25,395	$2,166	N/M
Avg. shares outstanding - diluted (in thousands)	8,117	6,219	31%	8,081	0%	8,055	6,895	17%
Earnings (loss) per share - diluted	$1.43	$(0.56)	N/M	$1.04	38%	$3.15	$0.31	N/M

Operating margin	25%	(4)%		21%		20%	4%
Operating margin, as adjusted (1)	40%	31%		38%		37%	27%

N/M - Not Meaningful

(1) See "Schedule of Non-GAAP Information" at the end of the release

Management Commentary

“Our strong financial and operating performance in the third quarter clearly demonstrated our ability to deliver continued growth from our diversified product line and effective distribution,” said George R. Aylward, president and chief executive officer. “We maintained our significant organic growth and strong investment performance, and continued to execute on our long-term growth strategy with the launch of five mutual funds and the addition of two affiliated managers.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

The company maintained high levels of sales and positive net flows, reflecting the diversity of products and the strength of relative performance across multiple asset classes. “In addition to achieving our best quarter of fund sales, we had one of our best quarters for net flows, with an organic growth rate of 30 percent for our open-end mutual funds,” Aylward said.

The financial results for the quarter illustrate the cumulative benefit of consistent strong fund sales and net flows on the company’s operating earnings, as adjusted, and associated margin, he said. “We have reached a point where the scale of our business can absorb the upfront impact of sales costs from our continued significant growth. This has resulted in a continued improvement in operating margins that reflects our multi-manager business model, mix of assets, current scale and growth profile.”

In the third quarter, the company expanded its investment capabilities, launched five new open-end mutual funds, and registered three more funds that will be introduced later this year under the “Virtus Disciplined” brand. “We added the expertise and distinctive approaches of new boutique asset managers when we introduced the new funds, acquired Rampart Investment Management, established Newfound Investments, and introduced a new international equity capability at our Euclid affiliate.”

“These activities demonstrate a fundamental approach to growing our business by maintaining a diverse portfolio of differentiated investment products that are attractive to investors,” Aylward said. “We are focused on strengthening our position as a leading single-source provider of highly differentiated strategies in order to maintain the diversity of our sales and maximize our long-term growth opportunities.”

Asset Flows and Assets Under Management

The third quarter was the company’s best quarter for sales, and the continued strong positive net flows, combined with market appreciation, increased assets under management from prior quarters.

▪	Total sales for the quarter increased by 17 percent to $3.9 billion from $3.3 billion in the third quarter of 2011 and by 23 percent from $3.2 billion in the second quarter of 2012, driven by the increase in long-term open-end mutual fund sales and inflows of $229 million from a rights offering for an existing closed-end fund. Positive net flows of $1.8 billion were 10 percent higher than $1.6 billion in the prior year quarter, which included $719.1 million of net flows from a closed-end fund launch, and 27 percent higher than $1.4 billion in the prior quarter.

▪	Long-term open-end mutual fund sales were $3.3 billion in the third quarter, an increase of 36 percent from $2.4 billion in the third quarter of 2011 and 20 percent from $2.8 billion in the second quarter of this year. The annualized sales rate was 62 percent for the third quarter and has been over 50 percent for eight consecutive quarters.

▪	Positive net flows for long-term open-end mutual funds were $1.6 billion for the quarter, an increase of 58 percent from the third quarter of 2011 and 15 percent from the prior quarter. Outflows of $1.7 billion during the third quarter included $0.5 billion of redemptions from a single-client retirement plan.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	The DNP Select Income Fund Inc. (NYSE: DNP), a closed-end fund managed by Duff & Phelps Investment Management Co., had a net raise of $229 million from a rights offering. Virtus had $6.4 billion of closed-end fund assets under management at September 30, 2012.

▪	Separately managed account (SMA) sales of $246.6 million in the third quarter increased 71 percent from $144.2 million in the third quarter of 2011. Net SMA inflows totaled $35.5 million in the quarter, compared with net outflows of $0.6 million in the third quarter of 2011.

▪	Assets under management were $41.8 billion at September 30, 2012, an increase of 26 percent from $33.1 billion at September 30, 2011 and 8 percent from $38.8 billion at June 30, 2012. Market appreciation contributed $1.4 billion to the increase in total assets under management in the quarter. Long-term assets under management, which exclude cash management products, were $40.0 billion at September 30, 2012, an increase of 34 percent and 8 percent, respectively, from the prior periods. Average long-term assets under management of $38.2 billion were up 23 percent and 5 percent from the prior periods.

Revenue

The increase in revenue from the prior periods was driven by higher investment management fees related to the growth of assets under management and in the average fee rate earned.

▪	Total revenue of $72.0 million in the third quarter increased 30 percent from $55.5 million in the third quarter of 2011 and 8 percent from $66.8 million in the second quarter of this year. The increase in revenue from the third quarter of 2011 included a 30 percent increase in investment management fees and a 32 percent increase in mutual fund distribution, administration and transfer agent fees.

▪	Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, increased by 29 percent to $54.1 million from $41.9 million in the third quarter of 2011, and by 6 percent from $51.0 million in the second quarter of 2012. The increase from the prior-year period reflects the sustained positive net flows, market appreciation, and additional investment management fees for closed-end funds launched in the third quarter of 2011 and the first quarter of 2012. The sequential increase is primarily related to higher mutual fund assets.

▪	Investment management fees increased by 30 percent to $48.0 million from $37.1 million in the third quarter of 2011. The year-over-year increase was driven by higher average long-term assets, the continued increase in the relative percentage of higher-fee equity products, and the impact of the new closed-end funds, while the 7 percent sequential increase is primarily related to higher average open-end and closed-end fund assets.

▪	Administration and transfer agent fees increased 38 percent to $8.8 million from $6.4 million in the third quarter of 2011 and by 9 percent from $8.0 million in the second quarter as a result of higher average long-term open-end fund assets from continued strong net flows and higher closed-end fund assets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

Expenses

Operating expenses decreased from the prior-year period, which included costs related to the launch of a closed-end fund, and increased on a sequential basis, primarily from variable costs related to higher assets under management and increased profitability.

▪	Total operating expenses were $54.2 million in the third quarter, a decrease of 6 percent from $57.7 million in the third quarter of 2011 and an increase of 3 percent from $52.6 million in the second quarter of this year. The prior year period included $10.8 million of costs related to the successful launch of the Duff & Phelps Global Utility Income closed-end fund in July, 2011. The current quarter included $0.6 million of restructuring and severance expenses. Annualized employment savings related to this quarter’s severance activities are estimated to be $0.8 million.

▪	Operating expenses, as adjusted, which exclude distribution and administration expenses and certain non-cash and cash items, were $32.3 million, compared with $29.1 million in the third quarter of 2011 and $31.9 million in the second quarter of 2012. The change from the prior periods was primarily related to higher employment expenses.

▪	Employment expenses of $25.9 million in the third quarter increased from $25.5 million in both prior periods, primarily related to the increase in variable compensation from higher profitability. The prior year period included $1.2 million of closed-end fund sales-based compensation.

▪	Distribution and administration expenses in the third quarter were $17.8 million, compared with $23.3 million in the prior year quarter and $15.8 million in the second quarter. The higher distribution and administration expenses in the prior year reflect costs related to the launch of the closed-end fund. The sequential increase reflects higher average long-term mutual fund assets in the current quarter.

▪	Other operating expenses of $8.3 million in the third quarter compared with $7.4 million in the third quarter of 2011 and $9.0 million in the second quarter. The increase from the prior year was due to higher investment research costs related to the addition of the Newfleet team, and increased sales activity. Higher expenses in the second quarter were primarily related to the annual grants for the board of directors.

New Products and Investment Capabilities

The company further expanded its offering of attractive investment products with the introduction of five new open-end mutual funds. The funds1, which were launched on September 6, provide investors access to a variety of differentiated equity and fixed-income solutions. The funds are:

▪	The Virtus Herzfeld Fund, an open-end fund that invests in closed-end funds;

▪	The Virtus Wealth Masters Fund, which invests in publicly held companies that are managed by individuals who have created significant wealth through their companies;

▪	The Virtus Emerging Markets Equity Income Fund, which invests in dividend-paying, high-quality companies in emerging markets;

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

▪	The Virtus Emerging Markets Debt Fund, which invests in a diversified portfolio of emerging market debt, including sovereign, quasi-sovereign and corporate bonds; and

▪	The Virtus International Small-Cap Fund, which invests in high-quality companies outside of the U.S. that exhibit competitive market control, excellent management, financial strength, and consistent growth.

In addition to the new funds, the company recently added an international equity capability for retail and institutional investors that will be managed by a new team at its Euclid affiliate. The new strategy is a high conviction, core portfolio with a bias towards value and quality but is flexible in responding to market conditions and complements the company’s other international equity management capabilities.

In October, Virtus completed its previously announced acquisition of Rampart Investment Management, a registered investment advisor that specializes in customized options strategies for institutional and high-net-worth clients. The acquisition added $1.4 billion to Virtus’ long-term assets under management, which will be reflected in the fourth quarter.

Also in October, Virtus established Newfound Investments in partnership with Newfound Research, a financial technology firm that provides access to proprietary research and asset allocation models. As a majority-owned affiliate, Newfound Investments expands Virtus’ offerings of innovative investment solutions by adding disciplined, rules-based strategies to manage a variety of asset classes. Virtus has registered three new “Virtus Disciplined” open-end mutual funds – the Virtus Disciplined Equity Style Fund, Virtus Disciplined Select Bond Fund, and Virtus Disciplined Select Country Fund – that will be the first strategies managed by Newfound Investments.1,2

Investment Performance

The company’s mutual funds continued to generate strong relative investment performance, with 29 of the 33 funds eligible for rating – representing 97 percent of long-term open-end mutual fund assets – rated with 5, 4 or 3 stars on an overall load-waived basis by Morningstar3. Twenty-two of those funds, representing 90 percent of assets, were 5- and 4-star funds.

Twenty-two of 24 equity funds, representing 96 percent of equity assets, and seven of nine fixed income funds, representing 98 percent of those assets, were rated as either 5-, 4- or 3-star funds.

Balance Sheet, Liquidity and Capital Resources

The company amended its credit facility during the quarter by increasing the maximum available credit limit to $75.0 million, extending the term to five years, and lowering the variable interest rate. The new facility also revises certain debt covenants to provide additional operating flexibility, and contains a provision that could increase the capacity to $125.0 million. The company had $15.0 million outstanding on the facility at September 30, 2012.

In the third quarter, the company repurchased 35,000 shares of common stock under the terms of its multi-year, 350,000-share repurchase program. To date, Virtus has repurchased 190,000 shares, or approximately 2.4 percent of diluted average common shares outstanding.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

The company used $35.0 million of cash to provide seed capital for the five open-end mutual funds it launched in September. The company is required to consolidate the results of these funds in which its ownership percentage represents a controlling interest as of September 30, 2012. The company’s non-GAAP measures adjust for the impact of this consolidation.

Cash and cash equivalents were $42.3 million at September 30, 2012, an increase of 8 percent from the prior year and down from $48.7 million at June 30, 2012. The sequential change reflects cash deployed for the seeding of the new funds and the repurchase program. Working capital increased to $81.8 million at September 30, 2012 from $43.4 million at the end of the prior-year quarter and from $64.4 at June 30, 2012. The sequential change was a result of the capital generation of the business, partially offset by the repurchase program. Included in the working capital is $46.9 million of seed capital, which increased by $36.2 million in the third quarter.

The company reported $7.3 million of income tax expense for the quarter, at an estimated annual effective tax rate of 38.5 percent. The company utilized $6.8 million of its deferred tax assets to reduce its current period tax obligation. The company had an estimated $107.8 million of total net deferred tax assets remaining at September 30, 2012.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	9/30/2012	9/30/2011	Change	6/30/2012	Change
Cash and cash equivalents	$42,288	$39,225	8%	$48,685	(13)%
Trading securities, at fair value	$13,473	$9,473	42%	$12,674	6%
Available-for-sale securities, at fair value	$2,612	$2,261	16%	$2,715	(4)%
Net assets of consolidated sponsored investment products (1)	$35,611	$-	N/M	$-	N/M
Total deferred taxes, net (2)	$107,775	$-	N/M	$114,614	(6)%
Long-term debt	$15,000	$15,000	-	$15,000	-
Convertible preferred stock	$-	$35,921	N/M	$-	0%
Stockholders' equity	$236,697	$47,502	N/M	$226,363	5%

Working capital (3)	$81,828	$43,424	88%	$64,447	27%

(1) Net assets of consolidated sponsored investment products comprise $38.0 million of total assets, $2.2 million of total liabilities and $0.2 of redeemable noncontrolling interests

(2) Includes both current and long-term

(3) Working capital is defined as current assets less current liabilities

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Thursday, November 1, at 1 p.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-770-7120 if calling from within the U.S. or 617-213-8065 if calling from outside the U.S. (Passcode: 11699677). A replay of the call will be available through November 30 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 83874755). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Its affiliated managers include Duff & Phelps Investment Management Co., Euclid Advisors LLC, Kayne Anderson Rudnick Investment Management, LLC, Newfleet Asset Management, LLC, Newfound Investments, LLC, Rampart Investment Management Co., LLC, and Zweig Advisers LLC. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Consolidated Statement of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	Change	6/30/2012	Change	9/30/2012	9/30/2011	Change
Revenues
Investment management fees	$47,985	$37,053	30%	$44,878	7%	$134,710	$97,365	38%
Distribution and service fees	14,661	11,435	28%	13,587	8%	40,969	32,295	27%
Administration and transfer agent fees	8,774	6,363	38%	8,023	9%	24,199	17,353	39%
Other income and fees	531	606	(12)%	330	61%	1,289	1,467	(12)%
Total revenues	71,951	55,457	30%	66,818	8%	201,167	148,480	35%

Operating Expenses
Employment expenses	25,899	25,526	1%	25,507	2%	77,724	68,145	14%
Distribution and administration expenses	17,764	23,250	(24)%	15,796	12%	52,483	46,694	12%
Other operating expenses	8,346	7,436	12%	9,035	(8)%	25,274	22,722	11%
Other operating expenses of consolidated sponsored investment products	154	-	N/M	-	N/M	154	-	N/M
Restructuring and severance	555	7	N/M	794	(30)%	1,349	748	80%
Depreciation and other amortization	435	453	(4)%	436	(0)%	1,194	1,427	(16)%
Intangible asset amortization	1,031	978	5%	997	3%	3,016	3,035	(1)%
Total operating expenses	54,184	57,650	(6)%	52,565	3%	161,194	142,771	13%

Operating Income (Loss)	17,767	(2,193)	N/M	14,253	25%	39,973	5,709	N/M

Other Income (Expense)
Realized and unrealized gains (loss) on trading securities	629	(1,576)	N/M	(214)	N/M	1,639	(737)	N/M
Realized and unrealized gain on investments of consolidated sponsored investment products	541	-	N/M	-	N/M	541	-	N/M
Other income (expense)	(16)	4	N/M	-	N/M	(16)	(208)	92%
Total other income (expense), net	1,154	(1,572)	N/M	(214)	N/M	2,164	(945)	N/M

Interest Income (Expense)
Interest expense	(196)	(189)	(4)%	(274)	28%	(671)	(592)	(13)%
Interest and dividend income	98	81	21%	171	(43)%	375	192	95%
Interest and dividend income of investments of consolidated sponsored investment products	98	-	N/M	-	N/M	98	-	N/M
Total interest expense, net	-	(108)	N/M	(103)	N/M	(198)	(400)	51%
Income (Loss) Before Income Taxes	18,921	(3,873)	N/M	13,936	36%	41,939	4,364	N/M
Income tax expense (benefit)	7,279	(1,095)	N/M	5,569	31%	16,480	(391)	N/M
Net Income (Loss)	11,642	(2,778)	N/M	8,367	39%	25,459	4,755	N/M
Redeemable noncontrolling interests	-	-	0%	-	0%	-	-	0%
Preferred stockholder dividends	-	(705)	N/M	-	0%	-	(2,113)	N/M
Allocation of earnings to preferred stockholders	-	-	0%	-	0%	(64)	(476)	87%
Net Income (Loss) Attributable to Common Stockholders	$11,642	$(3,483)	N/M	$8,367	39%	$25,395	$2,166	N/M
Earnings (Loss) Per Share - Basic	$1.48	$(0.56)	N/M	$1.08	37%	$3.30	$0.35	N/M
Earnings (Loss) Per Share - Diluted	$1.43	$(0.56)	N/M	$1.04	38%	$3.15	$0.31	N/M
Weighted Average Shares Outstanding - Basic (in thousands)	7,843	6,219		7,763		7,692	6,222
Weighted Average Shares Outstanding - Diluted (in thousands)	8,117	6,219		8,081		8,055	6,895

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
By product (period end):
Mutual Funds - Long-Term Open-End	$23,615.7	$21,126.1	$19,955.1	$16,896.6	$14,952.0
Mutual Funds - Closed-End	6,365.3	6,051.6	5,992.3	5,675.6	5,318.7
Mutual Funds - Money Market	1,763.8	1,818.7	1,803.4	2,294.8	2,407.8
Variable Insurance Funds	1,311.9	1,295.9	1,395.8	1,308.6	1,244.7
Separately Managed Accounts	4,531.0	4,367.7	4,304.6	3,933.8	3,692.0
Institutional Products (1)	4,212.7	4,178.9	4,590.7	4,478.2	5,457.5
Total	$41,800.4	$38,838.9	$38,041.9	$34,587.6	$33,072.7

By product (average) (2)
Mutual Funds - Long-Term Open-End	$22,246.3	$20,360.1	$18,634.8	$16,192.4	$15,631.0
Mutual Funds - Closed-End	6,114.2	5,924.8	5,763.0	5,454.7	5,004.7
Mutual Funds - Money Market	1,805.6	1,787.0	1,997.6	2,320.8	2,443.7
Variable Insurance Funds	1,307.6	1,316.1	1,367.6	1,312.4	1,394.2
Separately Managed Accounts (3)	4,367.7	4,304.6	3,933.8	3,692.0	4,091.0
Institutional Products (1) (3)	4,222.1	4,510.9	4,591.5	5,195.3	5,741.6
Total	$40,063.5	$38,203.5	$36,288.3	$34,167.6	$34,306.2

By asset class (period end):
Equity	$24,143.4	$22,296.8	$21,940.9	$18,978.5	$16,763.3
Fixed Income	15,846.5	14,680.1	14,249.2	13,187.9	13,129.1
Cash	1,810.5	1,862.0	1,851.8	2,421.2	3,180.3
Total	$41,800.4	$38,838.9	$38,041.9	$34,587.6	$33,072.7

Assets Under Management - Average Net Management Fees Earned (4)

(In basis points)

	Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Mutual Funds - Long-Term Open-End (5)	50.5	50.4	50.4	50.0	49.4
Mutual Funds - Closed-End (5)	59.1	59.4	57.6	56.1	55.7
Mutual Funds - Money Market	4.4	4.6	3.3	2.2	2.6
Variable Insurance Funds (5)	47.3	45.4	48.2	47.2	44.3
Separately Managed Accounts (3)	51.1	51.3	51.5	47.7	50.3
Institutional Products (1) (3)	29.7	30.7	30.0	26.6	25.3
All Products	47.5	47.2	46.4	43.8	42.9

(1) Includes structured products.

(2) Averages are calculated as follows:

  - Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

  - Separately Managed Accounts - prior quarter ending balance (on which the current quarter's fees are earned)

  - Institutional Products - average of month-end balances in quarter

(3) Excluding cash management products, Separately Managed Accounts and Institutional Products ending assets under management, average assets under management and average net fees earned were:

	Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Separately Managed Accts-Ending Assets	$4,485.6	$4,325.7	$4,263.6	$3,882.7	$3,648.6
Separately Managed Accts-Avg. Assets	$4,325.7	$4,263.6	$3,882.7	$3,648.6	$4,036.0
Separately Managed Accts-Avg. Fees	51.3	51.6	51.9	48.1	50.8
Institutional Products-Ending Assets	$4,211.4	$4,178.9	$4,583.3	$4,402.9	$4,728.4
Institutional Products-Avg. Assets	$4,217.7	$4,506.5	$4,540.6	$4,651.7	$4,912.3
Institutional Products-Avg. Fees	29.8	30.7	30.1	28.7	28.9

(4) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(5) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers. Excludes the impact of consolidated sponsored investment products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011

Mutual Funds - Long-Term Open-End
Beginning balance	$21,126.1	$19,955.1	$16,896.6	$14,952.0	$15,471.7	$16,896.6	$11,801.2
Inflows	3,304.8	2,754.0	2,888.7	2,363.5	2,427.0	8,947.5	7,114.9
Outflows	(1,708.9)	(1,363.1)	(1,203.0)	(1,276.3)	(1,418.8)	(4,275.0)	(3,147.7)
Net flows	1,595.9	1,390.9	1,685.7	1,087.2	1,008.2	4,672.5	3,967.2
Market appreciation (depreciation)	911.9	(253.3)	1,408.3	914.2	(1,496.8)	2,066.9	(733.1)
Other (1)	(18.2)	33.4	(35.5)	(56.8)	(31.1)	(20.3)	(83.3)
Ending balance	$23,615.7	$21,126.1	$19,955.1	$16,896.6	$14,952.0	$23,615.7	$14,952.0

Mutual Funds - Closed-End
Beginning balance	$6,051.6	$5,992.3	$5,675.6	$5,318.7	$4,545.1	$5,675.6	$4,321.2
Inflows	229.2	9.6	205.4	-	719.1	444.2	817.1
Outflows	-	-	-	-	-	-	-
Net flows	229.2	9.6	205.4	-	719.1	444.2	817.1
Market appreciation (depreciation)	181.5	135.7	89.2	341.6	(113.8)	406.4	172.9
Other (1)	(97.0)	(86.0)	22.1	15.3	168.3	(160.9)	7.5
Ending balance	$6,365.3	$6,051.6	$5,992.3	$5,675.6	$5,318.7	$6,365.3	$5,318.7

Mutual Funds - Money Market
Beginning balance	$1,818.7	$1,803.4	$2,294.8	$2,407.8	$2,122.6	$2,294.8	$2,915.5
Other (1)	(54.9)	15.3	(491.4)	(113.0)	285.2	(531.0)	(507.7)
Ending balance	$1,763.8	$1,818.7	$1,803.4	$2,294.8	$2,407.8	$1,763.8	$2,407.8

Variable Insurance Funds
Beginning balance	$1,295.9	$1,395.8	$1,308.6	$1,244.7	$1,511.6	$1,308.6	$1,538.5
Inflows	13.5	8.3	10.7	6.3	7.6	32.5	19.5
Outflows	(52.8)	(60.6)	(64.5)	(59.6)	(62.7)	(177.9)	(208.2)
Net flows	(39.3)	(52.3)	(53.8)	(53.3)	(55.1)	(145.4)	(188.7)
Market appreciation (depreciation)	55.3	(47.6)	141.0	117.2	(211.8)	148.7	(106.1)
Other (1)	-	-	-	-	-	-	1.0
Ending balance	$1,311.9	$1,295.9	$1,395.8	$1,308.6	$1,244.7	$1,311.9	$1,244.7

Separately Managed Accounts
Beginning balance	$4,367.7	$4,304.6	$3,933.8	$3,692.0	$4,091.0	$3,933.8	$3,833.0
Inflows	246.6	342.0	308.0	225.2	144.2	896.6	508.3
Outflows	(211.1)	(231.6)	(252.3)	(262.8)	(144.8)	(695.0)	(516.7)
Net flows	35.5	110.4	55.7	(37.6)	(0.6)	201.6	(8.4)
Market appreciation (depreciation)	128.0	(42.3)	399.0	272.5	(412.8)	484.7	(75.5)
Other (1)	(0.2)	(5.0)	(83.9)	6.9	14.4	(89.1)	(57.1)
Ending balance	$4,531.0	$4,367.7	$4,304.6	$3,933.8	$3,692.0	$4,531.0	$3,692.0

Institutional Products (2)
Beginning balance	$4,178.9	$4,590.7	$4,478.2	$5,457.5	$5,582.3	$4,478.2	$5,063.9
Inflows	112.6	61.0	102.3	34.2	41.5	275.9	134.8
Outflows	(159.5)	(126.7)	(118.6)	(240.2)	(99.3)	(404.8)	(304.1)
Net flows	(46.9)	(65.7)	(16.3)	(206.0)	(57.8)	(128.9)	(169.3)
Market appreciation (depreciation)	74.2	9.7	117.4	164.3	(90.0)	201.3	76.0
Other (1)	6.5	(355.8)	11.4	(937.6)	23.0	(337.9)	486.9
Ending balance	$4,212.7	$4,178.9	$4,590.7	$4,478.2	$5,457.5	$4,212.7	$5,457.5

Total
Beginning balance	$38,838.9	$38,041.9	$34,587.6	$33,072.7	$33,324.3	$34,587.6	$29,473.3
Inflows	3,906.7	3,174.9	3,515.1	2,629.2	3,339.4	10,596.7	8,594.6
Outflows	(2,132.3)	(1,782.0)	(1,638.4)	(1,838.9)	(1,725.6)	(5,552.7)	(4,176.7)
Net flows	1,774.4	1,392.9	1,876.7	790.3	1,613.8	5,044.0	4,417.9
Market appreciation (depreciation)	1,350.9	(197.8)	2,154.9	1,809.8	(2,325.2)	3,308.0	(665.8)
Other (1)	(163.8)	(398.1)	(577.3)	(1,085.2)	459.8	(1,139.2)	(152.7)
Ending balance	$41,800.4	$38,838.9	$38,041.9	$34,587.6	$33,072.7	$41,800.4	$33,072.7

(1) Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/ (dispositions) and the impact of leverage on AUM. For periods prior to March 31, 2012, closed-end mutual fund dividends distributed were previously included in market appreciation (depreciation) and have been reclassified to "Other" to conform with the current period classification

(2) Institutional Products consists of Institutional Accounts and Structured Products. Periods prior to Q3 2011 presented separate rollforwards for Institutional Accounts and Structured Products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Nine Months Ended
	Sep 30, 2012	Sep 30, 2011	Jun 30, 2012	Sep 30, 2012	Sep 30, 2011

Revenues, GAAP basis	$71,951	$55,457	$66,818	$201,167	$148,480
Less:
Distribution and administration expenses	17,764	13,637	15,796	48,547	37,081
Newfleet transition related subadvisory fees (1)	-	(37)	-	-	(1,057)
Consolidated sponsored investment products fees (2)	126	-	-	126	-

Revenues, as adjusted (3)	$54,061	$41,857	$51,022	$152,494	$112,456

Operating Expenses, GAAP basis	$54,184	$57,650	$52,565	$161,194	$142,771
Less:
Distribution and administration expenses	17,764	13,637	15,796	48,547	37,081
Depreciation and amortization	1,466	1,431	1,433	4,210	4,462
Stock-based compensation (4)	1,463	1,162	1,860	4,656	3,590
Restructuring and severance charges	555	7	794	1,349	748
Newfleet transition related operating expenses (5)	529	1,580	823	2,277	3,771
Consolidated sponsored investment product expenses (2)	154	-	-	154	-
Closed-end fund launch costs (6)	-	10,767	-	4,465	10,767
Operating Expenses, as adjusted (7)	$32,253	$29,066	$31,859	$95,536	$82,352

Operating Income, as adjusted (8)	$21,808	$12,791	$19,163	$56,958	$30,104

Operating margin, GAAP basis	25%	(4)%	21%	20%	4%
Operating margin, as adjusted (8)	40%	31%	38%	37%	27%

(1) Reflects 30 days of fees payable under the termination provisions of the subadvisory agreement with a former unaffiliated subadvisor of the Multi-Sector assets. These subadvisory fees ended effective July 2, 2011. The company records its management fees net of fees paid to unaffiliated subadvisors.

(2) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.

(3) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the nine months ended September 30, 2012, Virtus incurred $52.5 million of distribution and administration expenses that included $3.9 million of structuring fees related to the closed-end fund launch. For the three and nine months ended September 30, 2011, Virtus incurred $23.3 and $46.7 million of distribution and administration expenses, both of which included $9.6 million of structuring fees related to the closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the nine months ended September 30, 2012, and the three months and nine months ended September 30, 2011, structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.

(4) For the three months ended September 30, 2012, September 30, 2011 and June 30, 2012, stock-based compensation expense includes $1.4, $0.8 and $1.8 million, respectively, of equity issued under the company's annual incentive and long-term plans, and $-, $- and $0.5 million, respectively, related to the annual board of directors grant. For the nine months ended September 30, 2012 and September 30, 2011, stock-based compensation expense includes $4.2 and $2.6 million, respectively, of equity issued under the company's annual incentive and long-term plans, and $0.6 and $0.4 million, respectively, related to the annual board of directors grant.

(5) For the three months ended September 30, 2012, September 30, 2011 and June 30, 2012, Newfleet transition-related operating expenses consist of compensation expenses of $0.5 million, $1.6 million and $0.8 million, respectively, incurred in conjunction with the addition of the Newfleet Multi-Sector team, including $0.2 million, $0.4 million and $0.3 million, respectively, of stock-based compensation. For the nine months ended September 30, 2012 and September 30, 2011, Newfleet transition-related operating expenses consist of compensation expenses of $2.3 million and $3.8 million, respectively, including $0.7 million and $0.4 million, respectively, of stock-based compensation.

(6) For the nine months ended September 30, 2012, closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million. For the three and nine months ended September 30, 2011, closed-end fund launch costs comprise structuring fees of $9.6 million payable to underwriters and sales-based incentive compensation of $1.2 million.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

(7) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(8) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

1 The funds mentioned involve the following risks:

Closed-End Funds Risk: Closed-end funds may trade at a discount from their net asset value, which may affect whether the fund will realize gains or losses. They may also employ leverage, which may increase volatility. Correlation to Index Risk: The performance of the fund and its index may vary somewhat due to factors such as fund flows, transactions costs, and timing differences associated with additions to and deletions from its index. Credit and Interest Risk: Debt securities are subject to various risks, the most prominent of which are credit and interest rate risk. The issuer of a security may fail to make payments in a timely manner. Values of debt securities may rise and fall in response to changes in interest rates. This risk may be enhanced with longer-term maturities. Emerging Markets and Foreign Investing Risk: Investing internationally, especially in emerging markets, involves additional risks such as currency, political, accounting, economic and market risk. Equity Securities Risk: The market price of equity securities may be affected by financial market, industry, or issuer-specific events. Focus on a particular style or on small- or medium-sized companies may enhance that risk. Exchange-Traded Funds (ETFs) Risk: The value of an ETF will be more volatile than the underlying portfolio of securities the ETF is designed to track. The costs of owning an ETF may exceed the cost of investing directly in the underlying securities. Fund of Funds Risk: Because the fund can invest in other funds, it indirectly bears its proportionate share of the operating expenses and management fees of the underlying fund(s). Geographic Concentration Risk: A fund that focuses its investments in a particular geographic location will be highly sensitive to financial, economic, political, and other development affecting the fiscal stability of that location. High Yield Risk: There is a greater level of credit risk, price volatility and trading illiquidity involved with high-yield securities than with investment-grade securities. Industry/Sector Concentration Risk: A fund that focuses its investments in a particular industry or sector will be more sensitive to conditions that affect that industry or sector than a non-concentrated fund. Limited Number of Investments Risk: Because the fund has a limited number of securities, it may be more susceptible to factors adversely affecting its securities than a less concentrated fund. Market Volatility Risk: The risk that the value of the securities in which the fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Price changes may be temporary or may last for extended periods. U.S. Government Securities Risk: U.S. government securities may be subject to price fluctuations. An agency may default on an obligation not backed by the United States. Any guarantee on U.S. government securities does not apply to the value of the fund’s shares.

2 A registration statement relating to the three new funds described herein has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

3 Additional Information on Virtus Funds rated by Morningstar (without load). Period ending Sept. 28, 2012:

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	22	20	16	9
Percentage of Assets	90%	89%	90%	84%
Number of 5, 4 or 3-star funds	29	31	22	16
Percentage of Assets	97%	98%	96%	95%
Total Funds	33	33	27	22

Additional Information on Virtus Funds rated by Morningstar (with load). Period ending Sept. 28, 2012:

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	21	17	15	8
Percentage of Assets	87%	83%	87%	77%
Number of 5, 4 or 3-star funds	27	28	19	13
Percentage of Assets	92%	93%	93%	89%
Total Funds	33	33	27	22

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2012 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA and subsidiary of Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) potential adverse regulatory and legal developments; (l) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (m) changes in accounting or regulatory standards or rules; (n) the ability to satisfy the financial covenants under existing debt agreements; and (o) certain other risks and uncertainties described in our 2011 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com